                                                                    EXHIBIT 8(a)

[ML LIFE INSURANCE COMPANY OF NEW YORK]

                                    CONSENT

I hereby consent to the reference to my name under the heading "Legal Matters" in the prospectus included in Post-Effective Amendment No. 8 to the Registration Statement on Form S-6 for certain variable life insurance contracts issued through ML of New York Variable Life Separate Account II of ML Life Insurance Company of New York (File No. 33-61672).

                                          /s/ BARRY G. SKOLNICK
                                          --------------------------------------
                                          Barry G. Skolnick, Esq.
                                          Senior Vice President and General
                                          Counsel

April 29, 1999